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                                                                      Exhibit 24

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pioneer-Standard Electronics, Inc. of our report dated May 5, 1995 included in the 1995 Annual Report to Shareholders of Pioneer-Standard Electronics, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46008 and Form S-8 No. 33-53329) pertaining to the 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and in the related Prospectuses and in the Registration Statement (Form S-8 No. 33-18790) pertaining to the 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and in the related Prospectus of our reports dated May 5, 1995 with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1995.

                                ERNST & YOUNG LLP

Cleveland, Ohio
June 20, 1995


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                                                                      Exhibit 24

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46008 and Form S-8 No. 33-53329) pertaining to the 1991 Incentive Stock Option Plan of Pioneer-Standing Electronics, Inc. and (Form S-8 No. 33-18790) pertaining to the 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc., of our report dated April 28, 1995 with respect to the financial statements and schedule of Pioneer Technologies Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1995.

                                ERNST & YOUNG LLP

Washington, DC
June 20, 1995